Exhibit 23.1

[LETTERHEAD OF BDO SEIDMAN, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Edge Petroleum Corporation

Houston, TX

                We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of Edge Petroleum Corporation on Form S-3 (the “Registration Statement”) of  (1) our reports dated March 9, 2007, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Edge Petroleum Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and (2) our report dated January 2, 2007, relating to the statements of revenues and direct operating expenses of the oil and natural gas properties acquired from Smith Production Inc. for each of the years in the three-year period ended December 31, 2005 appearing in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on January 16, 2007.

                We also consent to the reference to us under the caption “Experts” in the Prospectus.

                                                                                                                /s/ BDO Seidman, LLP

Houston, Texas

June 1, 2007